EXHIBIT 23.1
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                  [LETTERHEAD OF SALTMARSH, CLEAVELAND & GUND]

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

The Board of Directors
Sarasota Bancorporation, Inc.

     We consent to theuse in this Form 10-KSB of our report dated January 16, 1998, relating to the consolidated statements of financial condition of Sarasota Bancorporation, Inc. and the related consolidated statements of income, stockholders' equity, and cash flows for the fiscal year ended December 31, 1997.


                                                 /S/SALTMARSH, CLEAVELAND & GUND
                                                    Saltmarsh, Cleaveland & Gund



Pensacola, Florida
march 30, 1998